UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 16, 2011

Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue, 50th Floor, New York, New York		10110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 16, 2011, Rand Logistics, Inc. (“Rand”) entered into an underwriting agreement (the “Underwriting Agreement”) with BB&T Capital Markets, a division of Scott & Stringfellow, LLC (the “Underwriter”) providing for the issuance and sale to the Underwriter of an aggregate of 2,800,000 shares (the “Firm Shares”) of Rand’s common stock, par value $0.0001 per share (the “Common Stock”) and the issuance and sale to the Underwriter of up to an additional aggregate of 420,000 additional shares of Common Stock (the “Optional Shares”).  Pursuant to the Underwriting Agreement, on September 21, 2011, Rand sold the Firm Shares to the Underwriter at a price, net of underwriting commissions, of $5.745 per share.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

1.1	Underwriting Agreement, dated September 16, 2011 between Rand Logistics, Inc. and BB&T Capital Markets, a division of Scott & Stringfellow, LLC.
5.1	Opinion of Katten Muchin Rosenman LLP.
23.1	Consent of Katten Muchin Rosenman LLP (included in the opinion filed as Exhibit 5.1).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: September 21, 2011	By:	/s/ Joseph W. McHugh, Jr.
	Name:	Joseph W. McHugh, Jr.
	Title:	Chief Financial Officer